EXHIBIT 99

[Excerpt from By-laws of Colgate-Palmolive Company,

as amended on January 12, 2006]

CERTIFICATES OF STOCK

50. The certificates of stock of the corporation shall be numbered and entered in the books of the corporation as they are issued. They shall exhibit the holder’s name and number of shares and shall be signed by the chairman of the board or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary. Any or all signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who shall have signed or whose facsimile signature shall have been used on any such certificate shall cease to be such officer, transfer agent or registrar of the corporation before such certificate is issued, such certificate may be issued as though such person who signed such certificate or whose facsimile signature shall have been used thereon had not ceased to be such officer, transfer agent or registrar of the corporation.